UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue,
Suite 105, Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 24, 2015, the Trust and Partnership entered into a restructuring agreement with Rare Earth Financial, LLC to allow for the sale of non-controlling interest units in Tucson Saint Mary’s Suite Hospitality LLC for $10,000 per unit, which operates one of the Tucson, Arizona hotel properties, then wholly-owned by the RRF Limited Partnership which was filed as Exhibit 10.43 of the Registrant’s Annual Report Form 10-K filed April 30, 2015. On May 30, 2015, the restructuring agreement was amended to clarify the requirement that the Trust’s shareholders must approve the conversion rights.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 28, 2015, InnSuites Hospitality Trust (“IHT”) through one of its subsidiaries, Tucson Saint Mary’s Suite Hospitality, LLC (“Borrower”) obtained a Loan Extension on its first trustee mortgage to July 28, 2015. All other terms of the agreement remain the same. Guarantors are James F. Wirth, CEO, IHT and RRF Limited Partnership. Management anticipates refinancing this note with Hanmi Bank (“Lender”) prior to July 28, 2015.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Change in Terms Agreement and Acknowledgement by Guarantor, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended Tucson Saint Mary’s Hospitality LLC Restructuring Agreement, dated April 24, 2015 and amended May 30, 2015, executed by IHT, RRF Limited Partnership, Rare Earth Financial, LLC and Tucson Saint Mary’s Suite Hospitality, LLC.

10.2	Change in Terms Agreement and Acknowledgement by Guarantors, dated May 28, 2015, executed by the Tucson Saint Mary’s Suite Hospitality, LLC and Hanmi Bank.

99.1	June 3, 2014 IHT Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

	By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: June 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended Tucson Saint Mary’s Hospitality LLC Restructuring Agreement, dated April 23, 2015 and amended May 30, 2015, executed by IHT, RRF Limited Partnership, Rare Earth Financial, LLC and Tucson Saint Mary’s Suite Hospitality, LLC.

10.2	Change in Terms Agreement and Acknowledgement by Guarantors, dated May 28, 2015, executed by the Tucson Saint Mary’s Suite Hospitality, LLC and Hanmi Bank.

99.1	June 3, 2015 IHT Press Release